SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 28, 2003

SANTANDER BANCORP

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	001-15849	66-0573723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Ponce de Leon Avenue, San Juan, Puerto Rico	00917
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (787) 759-7070

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On November 28, 2003, Santander BanCorp entered into a stock purchase agreement (the "Stock Purchase Agreement") with Administracion de Bancos Latinoamericanos Santander, S.L. ("ABLASA"), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Under the Stock Purchase Agreement, Santander BanCorp would acquire from ABLASA all of the common stock of Santander Securities Corporation and its wholly-owned subsidiary Santander Asset Management for a purchase price of $62 million in cash. This transaction is expected to close by December 31, 2003, subject to the satisfaction of certain conditions, including the receipt of all regulatory approvals.

On December 2, 2003, Santander BanCorp issued a press release announcing that it had entered into the Stock Purchase Agreement. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

99.1 Stock Purchase Agreement, dated as of November 28, 2003, by and among Santander BanCorp, Administración de Bancos Latinoamericanos Santander, S.L. and Santander Securities Corporation

99.2 Press release issued on December 2, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER BANCORP

(Registrant)

Date: December 2, 2003 By: /s/Maria Calero Padron

Name: Maria Calero Padron

Title: Executive Vice President

Exhibit Index

Exhibit Number	Description
99.1	Stock Purchase Agreement, dated as of November 28, 2003, by and among Santander BanCorp, Administracion de Bancos Latinoamericanos Santander, S.L. and Santander Securities Corporation
99.2	Press release issued on December 2, 2003.

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